EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257
CONTACT: CHRISTI COWDIN
(616) 866-6271
WOLVERINE WORLD WIDE, INC. ANNOUNCES
STRATEGIC RESTRUCTURING PLAN
Consolidation of Certain Operations and Reduction of Staffing and Fixed Costs Expected to Result in Annualized Pretax Benefit of $17 Million to $19 Million
Rockford, Michigan, January 8, 2009 — Wolverine World Wide, Inc. (NYSE: WWW) today announced a strategic restructuring plan designed to create significant operating efficiencies, improve its supply chain and create a stronger global brand platform. This plan represents the second phase of a top-to-bottom strategic review of the Company’s branded businesses and related infrastructure. The first phase of this review resulted in Wolverine’s decision over a year ago to exit several non-core businesses.
The restructuring plan includes: consolidation of key distribution and global operations functions; realignment of the Company’s domestic manufacturing operations; consideration of a range of alternatives for the Company-owned leather business; and a corporate cost-reduction program. The Company estimates pretax charges related to the restructuring plan will range from $31 million to $36 million. The Company will record these charges throughout 2009 as it executes specific initiatives. Approximately $9 million to $10 million of this estimate represents non-cash charges. When fully implemented, the Company expects the restructuring plan will result in a net reduction of approximately 450 positions and will generate an annualized pretax benefit in the range of $17 million to $19 million.
“Strong and resilient companies continually assess their operating model and related infrastructure, and make changes to stay ahead of the curve,” said Blake W. Krueger, Chief Executive Officer and President. “The initiatives announced today position Wolverine for continued success by improving our supply chain, enhancing customer responsiveness and streamlining our operations. As a Company, we pride ourselves on our strong team and do not take these workforce and cost reductions lightly. We will ensure that all those impacted will be treated with the utmost respect and receive our assistance with their transition.
“Wolverine is a dynamic global company with a 125-year heritage, and we have the right brands, the right products and the right team to weather the current economic storm and emerge as a more powerful force in our industry. We are confident that the restructuring plan announced today is the right balance of actions, and positions the Company well for future growth.”
The specific action items included in this global restructuring initiative include:
•	Realigning U.S. manufacturing operations to better support Bates military footwear production.

•	Consolidating North American distribution operations into existing Michigan warehouses and consolidating the Company’s European distribution operations into one facility.
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•	Evaluating strategic alternatives for the Company’s leather business, which will likely result in the outsourcing of leather processing and the closure of its Rockford, Michigan-based tanning facility.

•	Implementing workforce reductions among both salaried and hourly staff in order to focus business processes and improve overall efficiency.
In addition to the actions noted above, the Company is reducing other operating costs to better align its infrastructure with current and anticipated business conditions, including freezing salaries for non-union employees.
The ranges of pretax charges by major category that are expected in connection with the restructuring plan are summarized in the following table:

	Estimated Range
	(in millions)
Severance and employee-related costs	$14	$15
Non-cash charges related to property and equipment	9	10
Facility exit costs	5	6
Consulting and other costs	2	3
Other non-recurring transition costs	1	2

Total charges	$31	$36

Charges associated with the strategic restructuring initiative will be incurred in and recorded over the course of 2009 as specific initiatives are executed, the estimated timing of which is summarized in the following table:

	Estimated Range
	(in millions)
First Quarter 2009	$14	$16
Second Quarter 2009	8	9
Third Quarter 2009	3	4
Fourth Quarter 2009	6	7

Total charges	$31	$36

Krueger concluded, “Wolverine is very strong financially and has a solid balance sheet. We have consistently delivered exceptional financial results, posting record revenue and earnings per share for each of the last seven years, and have generated strong cash flow from operations during that same period. We believe the actions taken today will not only improve our operating model but also strengthen our market position globally.”
The Company will host a conference call at 11:00 a.m. EST today to discuss this comprehensive restructuring plan. To listen to the call at the Company’s website, go to wolverineworldwide.com, click on “Investors” in the navigation bar, and then click “Webcast” from the top navigation bar of the “Investors” page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free on the Wolverine World Wide website. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through January 15, 2009.
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With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Hush Puppies®, Merrell®, Sebago® and Wolverine®. The Company is also the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in nearly 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.
This press release contains forward-looking statements, including those relating to the projected annualized pretax benefits and the amount and timing of pretax charges associated with the Company’s 2009 strategic restructuring plan. In addition, words such as “estimates,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the Company’s ability to successfully implement the 2009 strategic restructuring plan; changes in duty structures in countries of import and export including anti-dumping measures in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; trade defense actions by countries; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operation of newly acquired and licensed businesses; the development of new initiatives; the development of apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.
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